Exhibit 10.4

BORROWER PARTY JOINDER AGREEMENT

THIS BORROWER PARTY JOINDER AGREEMENT (this "Agreement") is made as of May 6, 2005, among Theragenics Corporation, a Delaware corporation, (the "Original Borrower"), C.P. Medical Corporation, an Oregon corporation (the "Additional Borrower") and Wachovia Bank, National Association, successor by merger to SouthTrust Bank (the "Bank");

W I T N E S S E T H

WHEREAS, the Bank and the Original Borrower are parties to that certain Credit Agreement dated as of October 29,2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, all capitalized terms shall have the meanings given in the Credit Agreement), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Bank to the Original Borrower;

WHEREAS, the Original Borrower has agreed to purchase all of the issued and outstanding capital stock of the Additional Borrower and, as result thereof, the Original Borrower and the Additional Borrower are required by the terms of the Credit Agreement to execute this Agreement in order for the Additional Borrower to become a party to the Credit Agreement; and

WHEREAS, in consideration of the Bank's commitment to make the credit facilities under the Credit Agreement available to the Original Borrower and the Additional Borrower, and in consideration of the support that the Original Borrower has provided and may in the future provide to the Additional Borrower, each of the parties hereto is willing to execute and deliver this Agreement to provide for the Additional Borrower to become a "Borrower" under the Credit Agreement and to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended as set forth below:

(i) The definition of the term "Asset Disposition" is hereby amended and restated in its entirety and replaced as set forth below:

"Asset Disposition" means any sale, assignment, lease transfer or other disposition of any assets, business units or other properties (including any interests in property or securities), excluding (i) sales of inventory in the Ordinary Course of Business, (ii) any intercompany sale, assignment, transfer or other disposition of any assets between Borrower and any other Borrower, and (iii) the sale or exchange of used, obsolete, worn out or surplus equipment to the extent (x) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment, or (y) such equipment is no longer useful for the operations in the Ordinary Course of Business.

(ii) The definition of the term "Borrower" is hereby amended and restated in its entirety and replaced as set forth below:

"Borrower" means, individually and collectively, Theragenics Corporation, a Delaware corporation, and C.P. Medical Corporation, an Oregon corporation, jointly and severally.

(iii) The following new definition is added to Section 1.1 of the Credit Agreement in its appropriate alphabetical order:

"Borrowing Agent" has the meaning ascribed to such term in Section 2.8.

(iv) The definition of "Material Adverse Effect" is hereby amended and restated in its entirety as set forth below:

"Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and the other Borrower Parties, taken as a whole, (b) the ability of the Borrower and the other Borrower Parties to perform their Obligations under any Loan Document to which they are or are to be a party, or (c) the priority of any Lien of Bank relating to a material part of the Collateral as provided under the terms of any Security Document.

(v) The definition of  "Note" is hereby amended and restated in its entirety as set forth below:

"Note" means, individually and collectively, (i) each Line of Credit Note from each Borrower issued to the Bank in the principal amount of $40,000,000.00, provided that the issuance of separate Line of Credit Notes from each Borrower shall not be deemed to increase the Loan Amount or the Loan Commitment in excess of $40,000,000.00 in the aggregate; and (ii) and includes any amendment to or modification or restatement of such Line of Credit Notes and any other promissory note given in extension or renewal of, or in substitution for, such Line of Credit Notes.

(vi) The definition of the term "Permitted Indebtedness" is hereby amended by deleting the word "and" at the end of clause (E) thereof, by re-designating clause (F) thereof as clause (G), and by inserting the following new clause (F) immediately preceding such clause (G):

(F) Intercompany Indebtedness from any Borrower to another Borrower, and vice versa.

(vii) The definition of the term "Permitted Investment" is hereby amended by deleting the word "and" at the end of clause (G) thereof, by re-designating clauses (H)and (I) thereof as clauses (I) and (J), respectively, and by inserting the following new clause (H) immediately preceding such clause (I):

(H) Investments by any Borrower to another Borrower, and vice versa.

(viii) The definition of the terms "Solvent" and "Solvency" is hereby amended by adding the following parenthetical immediately after the word "that" in the first line thereof "(after giving effect to any rights of contribution, reimbursement or indemnification to which such Person may be entitled by contract or otherwise)".

(b)          The Credit Agreement is hereby further amended as follows:

(i)  the term "Revolving Loan Maturity Date" used in the definition of "Advancement Termination Date" is amended to read "Maturity Date".

(ii) Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

6.1. Borrowers' Existence. Each Borrower is a corporation duly organized, existing and in good standing under the laws of the Jurisdiction of its incorporation, is duly qualified and in good standing as a foreign corporation in each Jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, and has full corporate power and authority to consummate the transactions contemplated by this Agreement.

(iii) Section 7.1(C) of the Credit Agreement is hereby amended by replacing the word "Party" in clause (4) thereof with the word "Borrower".

(iv) Section 7.2(C) of the Credit Agreement is hereby amended and restated in its entirety and replaced as set forth below:

(C) Asset Dispositions. Borrower will not make any Asset Disposition other than Permitted Transfers of Assets.

(v) The phrase "in an amount $250,000 in the aggregate" in Section 7.2(F) is amended to read "in an amount not exceeding $250,000 in the aggregate".

(vi) The brackets contained in Section 9.1(B) are deleted without affecting the remainder of the text that is inside and outside of such deleted brackets.

(vii) References to financial statements to be delivered under the terms of Section 7.l(c) shall refer to such financial statements on a consolidated basis and, upon request by the Bank, Borrower agrees to provide any such unaudited financial statements on a consolidating basis.

(viii) Financial covenants under the terms of Section 7.3(A) shall be calculated on a consolidated basis.

(c) The Credit Agreement is hereby further amended by adding the following new Sections 2.8, 2.9, 2.10, 2.11, 2.12 and 2.13 at the end of Article II:

2.8          Multiple Borrowers; Borrowing Agent. All covenants and indemnities of any Borrower set forth in the Loan Documents shall be joint and several obligations of all Borrowers. All representations and warranties of Borrower shall be deemed representations and warranties made by each Borrower, unless the context expressly provides otherwise. Each Borrower hereby irrevocably appoints Theragenics Corporation as borrowing agent for each Borrower ("Borrowing Agent"), and Borrowing Agent shall act under this Agreement as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate borrowing or a LIBOR Rate Borrowing, and receiving account statements and other notices and communications to any Borrower from Bank. No notice to a Borrower shall be effective unless the same is given (or a copy thereof is given) to the Borrowing Agent. Bank may rely, and shall be fully protected in relying, on any notice or request for any Loan or Letter of Credit, disbursement instructions, reports, information or any other notice or communication made or given by Borrowing Agent, whether in its own name, on behalf of any individual Borrower or on behalf of each Borrower, and Bank shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of each Borrower's liability for the Obligations be affected.

2.9          All Loans Constitute One Obligation; Joint and Several Liability. The Loans and all other Obligations shall constitute one general obligation of each Borrower, jointly and severally, on a combined basis and shall be secured by Bank's Lien (if any) upon all of the Collateral (subject to the limitations in Section 8.1(C)). Each Borrower has requested that Bank make available the Loans and Letters of Credit to each Borrower to finance their mutual and collective enterprises. In order to utilize the financial powers of each Borrower on a combined basis and in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Bank will make Loans to, and issue Letters of Credit on behalf of, each Borrower on a combined basis and in accordance with the provisions herein set forth. The businesses of each Borrower are a mutual and collective enterprise, and each Borrower believes that the consolidation of all Obligations under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their credit relationship with Bank, all to the mutual advantage of each Borrower. Bank's willingness to extend credit to each Borrower and to administer the Collateral therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to each Borrower and at their request in furtherance of their mutual and collective enterprise. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by each Borrower of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loan or the benefit of any Letter of Credit hereunder or the amount of such Loans received or the manner in which Bank accounts for such Loans or Letters of Credit on its books and records, it being acknowledged and agreed that Loans to, or Letters of Credit issued on behalf of, any Borrower inure to the mutual benefit of each Borrower and that Bank is relying on the joint and several liability of each Borrower in extending the Loans and issuing Letters of Credit hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand, if such default is not cured within any applicable grace period.

2.10          Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional, irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, granting of any indulgence or departure from any Loan Document provision by Bank with respect to any of the Obligations or any instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrowers and delivered to Bank, (iv) the failure by Bank to take any steps to perfect or maintain the perfected status of any security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Bank's release or exchange of any Collateral or of its Liens upon any Collateral, (v) Bank's election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 111l(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Borrower, any guarantor, any surety or any other obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder (but subject to the terms of such amendment, modification or waiver), (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Bank's claims against another Borrower for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower, any guarantor, any surety or any other obligor as a result of their status as a guarantor, surety or other obligor under law or equity. At any time an Event of Default exists, Bank may proceed directly and at once, without notice to any Borrower, any guarantor, any surety or any other obligor, against any Borrower, any guarantor, any surety or any other obligor to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower, guarantor, surety or other obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require any Bank under applicable law to pursue or exhaust its remedies against any Collateral or any Borrower, any guarantor, any surety or any other obligor before pursuing such Borrower, such guarantor, such surety or such other obligor. Each Borrower consents and agrees that Bank shall be under no obligation to marshal any assets in favor of any Borrower, any guarantor, any surety or any other obligor or against or in payment of any or all of the Obligations.

2.11 No Reduction in Liability for Obligations. No payment or payments made by a Borrower, guarantor, surety or other obligor or received or collected by Bank from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower, guarantor, surety or other obligor under this Agreement or any Loan Document, each of which shall remain jointly and severally liable for the payment and performance of all outstanding Loans and other Obligations until the Obligation are paid in full, the Loan Commitment is terminated and all Letters of Credit have terminated, or Bank has been provided with either cash collateral or a back-up letter of credit as provided in Section 2.13 hereof.

2.12 Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any Borrower, any guarantor, any surety or any other obligor, and any successor or assignee of any other Borrower, any guarantor, any surety or other obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations; provided, however, that any Borrower may make payments to another Borrower (a) for goods and services and (b) so long as no Event of Default is in existence at such time or after giving effect thereto, as repayments of Permitted Investments made by the payee in the payor.

2.13 Termination of Loan Commitment. Upon at least ten (10) Business Days prior written notice to Bank, Borrower (acting through Borrowing Agent) may, at its option, terminate this Agreement and the Loan Commitment in its entirety, but not partially; provided however, no such termination by Borrower shall be effective until the full, final and indefeasible payment of the Obligations in cash or immediately available funds and in the case of any Obligations consisting of contingent obligations, Bank's receipt of either cash or a direct pay letter of credit naming Bank as beneficiary and in form and substance and from an issuing bank acceptable to Bank, in each case in an amount not less than 105% of the aggregate amount of all such contingent obligations.

SECTION 2.          Joinder of Additional Borrower as a Borrower under the Credit Agreement. The Additional Borrower hereby becomes a party to the Credit Agreement and agrees to become obligated and liable as a Borrower under and as defined in the Credit Agreement for the payment and performance of all of the Obligations and agrees that each of the representations, warranties, covenants, waivers and each of the other terms and provisions of the Credit Agreement (as amended hereby) shall be the valid and binding obligations of the Additional Borrower as if the Additional Borrower had executed and delivered the same on the date of the Credit Agreement (except that representations and warranties of Additional Borrower shall be deemed initially made as of the effective date of this Agreement), the Credit Agreement being incorporated herein by reference. In furtherance thereof, the Additional Borrower hereby restates in part, and confirms that it is bound by the provisions of, Section 8.1(A) of the Credit Agreement. Effective as of the occurrence of any Trigger Event and upon the giving of a Trigger Event Notice, and without any other action being required by any Person, as security for the prompt satisfaction of all Obligations, the Additional Borrower hereby assigns, transfers and sets over to Bank all of the Additional Borrower's Interest in and to, and grants Bank a Lien on, upon and in the Collateral, all upon the terms and subject to the conditions and limitations set forth in the Credit Agreement.

SECTION 3.          Notices. All notices, requests and other communications to any party hereunder or under the Credit Agreement shall be given or made in accordance with the provisions of Section 11.1 of the Credit Agreement and the address for the Additional Borrower for such notices under Section 11.1 shall be its address provided under its signature below.

SECTION 4.          Conditions Precedent. This Agreement shall (a) become effective upon the occurrence of each of the following: (i) execution and delivery to the Bank of (1) this Agreement by each party hereto and a $40,000,000 Line of Credit Note by the Additional Borrower substantially in the form executed and delivered by the Original Borrower at the Closing, (2) a Borrower's Closing Certificate from the Additional Borrower, (3) a certificate of an officer of the Additional Borrower certifying as to the incumbency and signatures of such officer of the Additional Borrower signing, as applicable, this Agreement and any other Loan Documents executed on the date hereof, (4) a written opinion of counsel to the Additional Borrower, dated as of the date of this Agreement and addressed to Bank, in form and substance acceptable to Bank with respect to this Agreement and the consummation of the transactions (the "Stock Purchase") contemplated by the Stock Purchase Agreement (defined below); and (ii) delivery to the Bank of (1) a copy of the resolutions of the Additional Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Line of Credit Note, and any other Loan Document executed by the Additional Borrower on the date hereof, (2) a copy, certified as of the most recent date practicable by the secretary of state (or similar Governmental Authority) of the state, province, or other Jurisdiction where the Additional Borrower is organized, of the Additional Borrower's Organizational Documents filed with such secretary of state (or similar Governmental Authority), (3) a copy of the Additional Borrower's other Organizational Documents, (4) a certificate, as of the most recent date practicable, of the secretary of state (or similar appropriate Governmental Authority) and department of revenue or taxation (or similar appropriate Governmental Authority) of each Jurisdiction in which the Additional Borrower is organized as to the existence and good standing of the Additional Borrower within such Jurisdiction (unless such Governmental authorities do not issue such certificates of existence and/or good standing), and a certificate, as of the most recent date practicable, of the secretary of state (or similar appropriate Governmental Authority) of each state where any of the Collateral is located as to the qualification and good standing of the Additional Borrower as a foreign entity doing business in each such state (unless such Governmental Authorities do not issue such certificates of existence and/or good standing), (5) lien search reports showing no Liens, except for the Permitted Liens, against the assets of, or the stock issued by, the Additional Borrower, (6) evidence satisfactory to Bank that the Additional Borrower has obtained all insurance policies as required under the Credit Agreement, together with evidence satisfactory to Bank that all premiums therefor have been paid and that all such policies are in full force and effect, (7) an executed copy of the Stock Purchase Agreement (and all exhibits, schedules and amendments thereto) between the Original Borrower and the owners of the capital stock of the Additional Borrower (the "Stock Purchase Agreement"), and (8) receipt and approval by Bank of any other items reasonably required to be provided to Bank, and not otherwise set forth above, and (b) after becoming effective, be deemed to be executed and delivered simultaneously with the consummation of the Stock Purchase.

SECTION 5.          Exhibits and Schedules to the Credit Agreement; Representations and Warranties; Ratification and Confirmation of Loan Documents. (a) The form of Compliance Certificate attached as Exhibit A to the Credit Agreement is amended and restated as set forth on Exhibit A to this Agreement.

(b)          The Schedules to the Credit Agreement are amended and restated as set forth on Exhibit B attached to this Agreement after giving effect to the Stock Purchase and the terms of this Agreement.

(c)          The Original Borrower represents and warrants to Bank that all representations and warranties given by the Original Borrower in the Credit Agreement, as amended, are true and correct as of the date hereof in all material respects. The Original Borrower represents and warrants to Bank that the Original Borrower is in full compliance with all of the covenants of the Original Borrower contained in the Credit Agreement.

(d)          The Additional Borrower represents and warrants to Bank that all representations and warranties given by the Additional Borrower in the Credit Agreement, as amended, are true and correct as of the date hereof in all material respects. The Additional Borrower represents and warrants to Bank that the Additional Borrower is in full compliance with all of the covenants of the Additional Borrower contained in the Credit Agreement.

 (e)          Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this Agreement (in which case the terms and conditions of this Agreement shall govern), all terms of the Credit Agreement, as amended, and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects.  Borrower agrees to pay directly, or reimburse Bank for, all expenses, including the fees and expenses of legal counsel actually incurred by Bank in connection with the preparation of the documentation to evidence this Agreement.

SECTION 6.          Miscellaneous.  (a)  This Agreement is entered into and performable in Fulton County, Georgia, and the substantive Laws, without giving effect to principles of conflict of laws, of the United States and the State of Georgia shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto, except to the extent that the Uniform Commercial Code or other applicable Law requires that the perfection, the effect of perfection or non-perfection, the priority of Bank's Lien (if any) under the Loan Documents, or the enforcement of certain of Bank's remedies with respect to the Collateral, be governed by the Laws of another Jurisdiction.

(b) If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement or such other instrument or agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed, under seal, by its authorized officer as of the day and year first above written.

ADDITIONAL BORROWER:

C.P. MEDICAL CORPORATION

By:  /s/ Lynn M. Rogers
     Name:  Lynn M. Rogers
     Title:  Treasurer

Address:
C/O Theragenics Corporation
5203 Bristol Industrial Way
Buford, GA 30518
Attention: Chief Financial Officer
Facsimile # (770) 831-5294

ORIGINAL BORROWER:

THERAGENICS CORPORATION

By:  /s/ M. Christine Jacobs
     Name:  M. Christine Jacobs
     Title:  Chief Executive Officer

BANK:

WACHOVIA BANK, NATIONAL
ASSOCIATION, successor by merger to SouthTrust
Bank

By:__________________________
      Name:
     Title: